EXHIBIT 10(b)(vi)
CONCORDE CAREER COLLEGES, INC.
SUMMARY OF DIRECTOR COMPENSATION
AND EXECUTIVE CASH COMPENSATION

DIRECTOR COMPENSATION

         The following table sets forth current rates of cash compensation for non-employee directors. Director compensation rates were last adjusted December 2005. Employee directors do not receive Board Compensation.

	2005	2006
Annual Retainer	$ 2,000	$ 10,000
Board Meeting Attendance Fees	250	500

Committee Chair Annual Retainer (paid quarterly)
Audit Committee	$ 4,000	$ 4,000
Compensation Committee	-0-	-0-
Nominating & Corporate Governance Committee	-0-	-0-

EXECUTIVE COMPENSATION

The following table sets forth the current base salaries provided to the Company’s CEO and four most highly compensated executive officers. Salary increases are determined annually.

Executive Officer	Current Salary
Jack L. Brozman	$292,500
Patrick J. Debold	$185,000
Paul R. Gardner	$155,000
Diana D. Hawkins-Jenks	$155,000
Asa E. Johnson	$140,000

Executive officers are also eligible to receive a bonus each year under a bonus plan approved by the Compensation Committee. The award formula for bonuses is based upon the Company’s operating income performance for the award period. The Company did not achieve the minimum level of operating profit set by the Compensation Committee during 2005. The Company did not pay any bonus to an Executive Officer for 2005.

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